Surf Air Mobility Reports First Quarter Revenue Growth Above Guidance

and Announces CEO Transition

Deanna White, former CFO, will become

Chief Operating Officer and interim CEO, Stan Little to assume role of “Founder”

Q1 2024 Revenue of $30.6 million, up 9.5% Year-Over-Year on a Pro Forma Basis, Beats Guidance

LOS ANGELES – May 14, 2024 – Surf Air Mobility Inc. (NYSE: SRFM), a leading regional air mobility platform, today reported its first quarter 2024 results. Please visit the Surf Air Mobility investor relations website at investors.surfair.com for more information and to listen to the accompanying earnings call.

CEO Transition:

Surf Air Mobility Inc. today announced that Southern Airways founder and current Surf Air CEO Stan Little will transition to a “Founder’s” role. Former CFO and current Senior Advisor Deanna White will become Chief Operating Officer and interim CEO.

Deanna is a seasoned industry leader with a track record of success in the C-Suite of multiple innovative companies across the air mobility sector. Previously, Deanna was CEO of Bombardier Flexjet, a global leader in private aviation, which was ultimately sold to Directional Aviation Capital. Following that, she was COO of Kitty Hawk, an EVTOL startup, which was sold during her tenure to Boeing and has subsequently been rebranded as Wisk Aero.

Stan Little will remain an active participant in the company’s long-term strategy. “It was one of the high points of my career to build Southern Airways from the ground up with such a dedicated team, and I look forward to continuing to help Surf Air Mobility transform itself into the premier “green” commuter airline in the world,” said Little on Tuesday as he joined Purdue University officials in launching the first commuter service in a generation from the University to Chicago O’Hare.

“We are thrilled that Deanna has agreed to assume the role of Chief Operating Officer and interim CEO as the company turns its focus to profitability and efficiency across its flight operations,” said Carl Albert, Surf Air Mobility’s Chairman of the Board. “I would like to recognize Stan as the founder of Southern Airways for building that company from birth into the largest commuter airline by departure and largest operator of Cessna Caravans and we are pleased to continue to benefit from his experience as a Special Advisor to the company.”

First Quarter Financial Highlights:

Surf Air Mobility is providing unaudited results for the period ended March 31, 2024, on a quarterly basis, as well as unaudited pro forma results for the period ended March 31, 2023, which assumes the Southern acquisition closed as of the beginning of fiscal year 2023.

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Revenue
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Revenue of $30.6 million for first quarter 2024 compared to $27.9 million for the same period of the prior year on a pro-forma basis, beating first quarter 2024 guidance.
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Net Loss
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Net loss of $(37.0) million for first quarter 2024, compared to $(15.5) million for the same period of the prior year on a pro-forma basis, which includes investment in R&D for electrification and software technology, stock-based compensation, transaction costs and other non-recurring items.
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Adjusted EBITDA
○
Adjusted EBITDA of $(16.5) million for the first quarter 2024, compared to $(11.7) million for the same period of the prior year on a pro-forma basis, meeting our first quarter 2024 guidance. Adjusted EBITDA includes investment in R&D for electrification and software technology.
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See the Adjusted EBITDA table for the reconciliation from Net Loss to Adjusted EBITDA.

As of March 31, 2024, Surf Air Mobility had $1.3 million in cash on hand, with the ability to draw $90 million in committed draws and up to $296 million in follow-on draws subject to the terms of the GEM share subscription facility.

Developments on Key Initiatives:

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Mobility
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Congress is expected to imminently pass the FAA Reauthorization Act, which in its current form, would positively impact the Essential Air Service (“EAS”) program by raising the subsidy cap from a maximum of $200 per passenger to a maximum of at least $650 per passenger.
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As of March 31, 2024, Surf Air Mobility supported 19 communities under the EAS program. Additionally, the reauthorization act contains an invitation to equally weigh the total cost of an air carrier's proposal with other existing factors such as local recommendations and interline agreements. This focus on cost favors Surf Air Mobility’s low-cost Caravan fleet.
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Textron Aviation aircraft deliveries are on track for the third and fourth quarter of 2024.
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Surf Air Mobility entered into an MOU to supply electric powertrains to Tanzanian Cessna Caravan operator Auric Air, bringing total penetration into Africa’s Caravan footprint to ~13%.
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Electrification
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Aircraft electrification program is on track to complete the conceptual design phase by the fourth quarter of 2024.
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Software
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Continuing development of B2C and B2B software platform to enable the regional aviation ecosystem, from passengers to air operators, with a suite of software tools powered by AIP, Palantir’s AI engine.

“Once again, Surf Air Mobility achieved many of our goals in the first quarter, while also meeting or beating guidance. We worked with Congressional leaders on both sides of the aisle to help reform and expand the Essential Air Service program in a way that benefits passengers, commuter air carriers, and taxpayers, while continuing our drive toward electrification, which benefits everyone,” said Stan Little, founder of Southern Airways.

Strategic Update:

To underpin the company’s ongoing efforts to balance growth with profitability, Surf Air Mobility is undertaking a strategic review that will ultimately result in cost reduction and other expense control measures aimed at returning airline operations to profitability.

Surf Air Mobility is also actively pursuing other strategic initiatives with partners and affiliates, including the creation of one or more joint ventures, to separately capitalize the company’s electrification and software efforts and maximize shareholder value creation from these substantial investments.

The company intends to provide a more comprehensive strategic update on these, and other, initiatives at its investor day that will now, in light of the CEO transition, be held in the third quarter of 2024.

Capital Structure Update:

Surf Air Mobility has retained a leading investment bank to more fully represent the company in its efforts to secure additional, non-dilutive or less-dilutive capital in the form of a credit facility.

“Management is continuously searching for ways to optimize our capital structure and reduce dilution to our shareholders,” said Oliver Reeves, CFO of Surf Air Mobility. “Our agreement with our banking partner formalizes these efforts and we look forward to updating the market of any success in due course.”

Second Quarter 2024 Financial Outlook:

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Revenue, in the range of $28.0 million to $31.0 million.

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Pro forma adjusted EBITDA, in the range of $(18.0) million to $(16.0) million, which excludes the expected impact of stock-based compensation, changes in fair value of financial instruments, and other non-recurring items.

Surf Air Mobility will provide full-year 2024 guidance at its Investor Day to be held in the third quarter of 2024.

Media Contacts

Press: press@surfair.com

Investors: investors@surfair.com

About Surf Air Mobility

Surf Air Mobility, headquartered in Los Angeles, is a pioneering regional air mobility platform dedicated to transforming regional air travel through electrification. As the largest commuter airline operator in the US, Surf Air Mobility partners with commercial leaders to develop innovative powertrain technology for smaller aircraft, facilitating the electrification of existing fleets and the widespread adoption of electric aircraft. Surf Air Mobility’s mission is to drive substantial cost reductions and environmental benefits to make regional flying more accessible and affordable. Backed by a management team with extensive expertise spanning aviation, electrification, and consumer technology, Surf Air Mobility is poised to advance the future of sustainable air travel.

Forward-Looking Statements

This Press Release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated benefits of the transaction; Surf Air Mobility’s ability to anticipate the future needs of the air mobility market; future trends in the aviation industry, generally; Surf Air Mobility’s future growth strategy and growth rate and its ability to access its financings and expand its business. Readers of this release should be aware of the speculative nature of forward-looking statements. These statements are based on the beliefs of Surf Air Mobility’s management as well as assumptions made by and information currently available to Surf Air Mobility and reflect Surf Air Mobility’s current views concerning future events. As such, they are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among many others: Surf Air Mobility’s future ability to pay contractual obligations and liquidity will depend on operating performance, cash flow and ability to secure adequate financing; Surf Air Mobility’s limited operating history and that Surf Air Mobility has not yet manufactured any hybrid-electric or fully-electric aircraft; the powertrain technology Surf Air Mobility plans to develop does not yet exist; any accidents or incidents involving hybrid-electric or fully-electric aircraft; the inability to accurately forecast demand for products and manage product inventory in an effective and efficient manner; the dependence on third-party partners and suppliers for the components and collaboration in Surf Air Mobility’s development of hybrid-electric and fully-electric powertrains and its advanced air mobility software platform, and any interruptions, disagreements or delays with those partners and suppliers; the inability to execute business objectives and growth strategies successfully or sustain Surf Air Mobility’s growth; the inability of Surf Air Mobility’s customers to pay for Surf Air Mobility’s services; the inability of Surf Air Mobility to obtain additional financing or access the capital markets to fund its ongoing operations on acceptable terms and conditions; the outcome of any legal proceedings that might be instituted against Surf Air, Southern or Surf Air Mobility; changes in applicable laws or regulations, and the impact of the regulatory environment and complexities with compliance related to such environment; and other risks and uncertainties indicated in the prospectus. These and other risks are discussed in detail in the periodic reports that Surf Air Mobility files with the SEC, and investors are urged to review those periodic reports and Surf Air Mobility’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, before making an investment decision. Surf Air Mobility assumes no obligation to update its forward-looking statements except as required by law.

Footnotes

Use of Non-GAAP Financial Measures: Surf Air Mobility uses Adjusted EBITDA to identify and target operational results which is beneficial to management and investors in evaluating operational effectiveness. Pro Forma Adjusted EBITDA is a supplemental measure of Surf Air Mobility’s performance that is not required by, or presented in accordance with, U.S. GAAP. Pro Forma Adjusted EBITDA is not a measurement of Surf Air Mobility’s financial performance under U.S. GAAP and should not be considered as an alternative to net income (loss) or any other performance measure derived in accordance with U.S. GAAP. Surf Air Mobility’s calculation of this non-GAAP financial measure may differ from similarly titled non-GAAP measures, if any, reported by other companies. This non-GAAP financial measure should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.

Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, non-GAAP financial measures may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

Surf Air Mobility presents Pro Forma Adjusted EBITDA because it considers this measure to be an important supplemental measure of its performance and believes it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in its industry. Management believes that investors’ understanding of Surf Air Mobility’s performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing its ongoing results of operations.

Consolidated Balance Sheets as of March 31, 2024 and December 31, 2023:

	March 31, 2024	December 31, 2023
Assets:
Current assets:
Cash	$1,278	$1,720
Accounts receivable, net	4,710	4,965
Prepaid expenses and other current assets	10,725	11,051
Total current assets	16,713	17,736
Restricted cash	713	711
Property and equipment, net	46,706	45,991
Intangible assets, net	25,777	26,663
Operating lease right-of-use assets	12,263	12,818
Finance lease right-of-use assets	1,352	1,343
Other assets	5,262	5,727
Total assets	$108,786	$110,989
Liabilities and Shareholders’ Deficit:
Current liabilities:
Accounts payable	$20,575	$18,854
Accrued expenses and other current liabilities	72,233	59,582
Deferred revenue	18,122	19,011
Current maturities of long-term debt	5,080	5,177
Operating lease liabilities, current	4,837	4,104
Finance lease liabilities, current	249	215
SAFE notes at fair value, current	14	25
Convertible notes at fair value, current	7,852	7,715
Due to related parties, current	36,508	25,431
Total current liabilities	165,470	140,114
Long-term debt, net of current maturities	19,985	20,617
Operating lease liabilities, long term	4,666	5,507
Finance lease liabilities, long term	1,143	1,137
Due to related parties, long term	1,288	1,673
Other long-term liabilities	22,535	19,426
Total liabilities	$215,087	$188,474
Commitments and contingencies (Note 12)
Shareholders’ equity (deficit):
Common shares, $0.0001 par value; 800,000,000 shares authorized as of both March 31, 2024 and December 31, 2023; 81,917,187 shares issued and outstanding as of March 31, 2024 and 76,150,437 shares issued and outstanding as of December 31, 2023	$8	$8
Additional paid-in capital	533,191	525,042
Accumulated deficit	(639,500)	(602,535)
Total shareholders’ deficit	$(106,301)	$(77,485)
Total liabilities and shareholders’ deficit	$108,786	$110,989

Consolidated Statements of Operations for the Three Months Ended March 31, 2024 and March 31, 2023: (in thousands, except share and per share data):

	Three Months Ended March 31,
	2024	2023
Revenue	$30,624	$5,507
Operating expenses:
Cost of revenue, exclusive of depreciation and amortization	28,489	6,650
Technology and development	7,009	812
Sales and marketing	3,009	1,394
General and administrative	24,609	8,441
Depreciation and amortization	1,978	258
Total operating expenses	65,094	17,555
Operating loss	$(34,470)	$(12,048)
Other income (expense):
Changes in fair value of financial instruments carried at fair value, net	$(515)	$(8,096)
Interest expense	(1,671)	(171)
Other expense	(355)	(258)
Total other income (expense), net	$(2,541)	$(8,525)
Loss before income taxes	(37,011)	(20,573)
Income tax benefit	46	—
Net loss	$(36,965)	$(20,573)
Net loss per share applicable to common shareholders, basic and diluted	$(0.48)	$(1.46)
Weighted-average number of common shares used in net loss per share applicable to common shareholders, basic and diluted	77,309,329	14,100,926

Unaudited Pro Forma Financial Measures; Reconciliation of Net Loss to Adjusted EBITDA for the Three Months Ended March 31, 2024 and Pro forma Net Loss to Pro forma Adjusted EBITDA for the Three Months Ended March 31, 2023 (in thousands):

	Three Months Ended March 31,
	2024	2023 (Proforma)
Net loss	$(36,965)	$(15,511)
Addback:
Depreciation and amortization	1,978	1,801
Interest expense	1,671	1,055
Income tax expense (benefit)	(46)	(152)
Stock-based compensation expense(1)	12,643	1,145
Changes in fair value of financial instruments(2)	515	—
Transaction costs(3)	588	—
Data license fees(4)	3,125	—
Adjusted EBITDA	$(16,491)	$(11,662)

(1)Represents non-cash expenses related to equity-based compensation programs, which vary from period to period depending on various factors including the timing, number, and the valuation of awards.

(2)Represents fluctuations in the fair value of financial instruments carried at fair value. The fair values of the convertible notes, preferred stock warrant liabilities, and derivative liabilities were based on the values of the notes, warrants, and derivatives upon conversion due to the weighted probability associated with certain events.

(3)Represents costs related to a public company transaction, including accounting, legal, and listing costs.
(4) Represents costs related to initial license fees under the Textron Licensing Agreement.